- --------------------------------------------------------------------------------
                                                     Registration No. 33-



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                     -------------

                                 TRAVELERS GROUP INC.
                (Exact name of registrant as specified in its charter)

               Delaware                                 52-1568099
    (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)

                                 388 Greenwich Street
                          New York, NY 10013 (212) 816-8000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    ----------------

                                Charles O. Prince, III
                                 Travelers Group Inc.
                   Executive Vice President and General Counsel
                                 388 Greenwich Street
                          New York, NY 10013 (212) 816-8000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     -------------

        Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

                                     -------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                                     -------------

                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------
                                                        Proposed         Proposed
 Title of Securities                  Amount            maximum          maximum
  being registered                    being         offering price      aggregate        Amount of
                                      registered        per unit     offering price  registration fee
- --------------------------------------------------------------------------------------------------------
 6 1/4% Notes due December 1, 2005       (1)              (1)              (1)             (1)
 7% Notes due December 1, 2025           (1)              (1)              (1)             (1)
                                                                                          ----
       Total                                                                              $100
- --------------------------------------------------------------------------------------------------------

     (1) The securities covered by this registration statement have previously been registered under the Securities Act of 1933, under the registration statements on Form S-4 of the registrant declared effective on May 6, 1996 (File Nos. 333-00737 and 333-00741). In accordance with Rule 457(a), registration fees previously have been paid with respect thereto and the minimum registration fee of $100 is being paid herewith in connection with this registration statement.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MAY 30, 1996
PROSPECTUS

                              TRAVELERS GROUP INC.

     $100,000,000 principal amount of 6 1/4% Notes due December 1, 2005
        $100,000,000 principal amount of 7% Notes due December 1, 2025

                           -----------------------

      Travelers Group Inc. (the "Company") has issued $100,000,000 of its
6 1/4% Notes due December 1, 2005 (the "10-Year Notes") and $100,000,000 of its 7% Notes due December 1, 2025 (the "30-Year Notes;" and together with the 10-Year Notes, the "Outstanding Securities") which have been registered under the Securities Act of 1933, as amended (the "Act"), in exchange (the "Exchange") for similar securities that had been issued in December 1995 in a transaction not registered under the Act in reliance upon the exemption provided in Section 4(2) of the Act. This Prospectus relates solely to the Outstanding Securities.

      The Outstanding Securities offered hereby are being offered for the account of Smith Barney Inc. ("Smith Barney"), an indirect wholly owned subsidiary of the Company. The Outstanding Securities to be offered hereby were obtained by Smith Barney in the Exchange and/or in connection with its market-making activities in the Outstanding Securities. As Smith Barney currently intends to make a market in the Outstanding Securities from time to time, the number of Outstanding Securities to be held by Smith Barney and the number of Outstanding Securities to be offered hereby from time to time are indeterminable.

      The Outstanding Securities are represented by one or more global notes registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Outstanding Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in the Outstanding Securities will be entitled to physical delivery of Outstanding Securities in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described herein. See "Description of the Outstanding Securities-Book-Entry Notes."

      The Outstanding Securities will trade in the Same-Day Funds Settlement System of DTC, and, to the extent that secondary market trading activity in the Outstanding Securities is effected through the facilities of DTC, such trades will be settled in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

                           -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------------

      This Prospectus is to be used by Smith Barney in connection with offers and sales of the Outstanding Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

___________, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR SMITH BARNEY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.


                           -----------------------


                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange, and such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

                           -----------------------

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Act with respect to the Outstanding Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Outstanding Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.


                           -----------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

        1. Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995;

        2. Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996; and

        3. Current Reports on Form 8-K of the Company, dated January 16, 1996, January 19, 1996, as amended, April 2, 1996, as amended, and April 15, 1996.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the date on which Smith Barney ceases offering and selling Outstanding Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

      The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Travelers Group Inc., 388 Greenwich Street, New York, New York 10013; Attention:
Treasurer; telephone (212) 816-8000.


                                   THE COMPANY

      The Company is a financial services holding company engaged, through its subsidiaries, principally in four business segments: Investment Services, Consumer Finance Services, Life Insurance Services and Property & Casualty Insurance Services.

      The Company's Investment Services segment consists of investment banking, asset management, brokerage and other financial services provided through Smith Barney Holdings Inc. and its subsidiaries. The Company's Consumer Finance Services segment includes consumer lending services and credit card and credit-related insurance services provided through Commercial Credit Company and its subsidiaries. The Company's Life Insurance Services segment includes individual life insurance, annuities and pension programs which are offered primarily through The Travelers Insurance Company, The Travelers Life and Annuity Company and the Primerica Financial Services group of companies, including Primerica Life Insurance Company. The Company's Property & Casualty Insurance Services segment provides insurance products including workers' compensation, liability, automobile, property and multiple-peril. In addition, this segment provides commercial and personal property and casualty products throughout the United States. Property and casualty insurance policies are issued primarily by subsidiaries of the Company's newly formed indirect majority-owned subsidiary Travelers/Aetna Property Casualty Corp. ("TAP") and affiliated property-casualty insurance companies, including Gulf Insurance Company.

      In addition to its four business segments, the Company's Corporate and Other segment consists of unallocated expenses and earnings primarily related to interest, corporate administration, and certain corporate investments.

      On April 2, 1996, TAP purchased from Aetna Life and Casualty Company all of the outstanding capital stock of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company for $4.16 billion in cash.

      The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                        Year Ended December 31,
                   Three Months Ended   -----------------------------------
                   March 31, 1996       1995   1994   1993   1992(1)   1991
                   ------------------   ----   ----   ----   -------   ----

Ratio of earnings
   to fixed charges...2.53              2.22   2.32   2.79     2.63    1.85

- -----------------
(1) Included in earnings from continuing operations before income taxes (used in this computation) is a net gain of $216.8 million from the sale of the Company's ownership interests in Margaretten & Company, Inc., Fingerhut Companies, Inc. and other affiliated companies. Without giving effect to this net gain, the ratio of earnings to fixed charges for 1992 would have been 2.33.

      The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


                  DESCRIPTION OF THE OUTSTANDING SECURITIES

      The Outstanding Securities were issued under an Indenture dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation ("old Primerica") and The Bank of New York ("BNY"), as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of December 15, 1988, among old Primerica, Primerica Holdings Inc. ("Primerica Holdings"), and the Trustee, the Second Supplemental Indenture dated as of January 31, 1991, between Primerica Holdings and the Trustee, and the Third Supplemental Indenture dated December 9, 1992, among Primerica Holdings, the Company (formerly known as Primerica Corporation) and the Trustee (the indenture as so supplemented is hereinafter referred to as the "Indenture").

      The following descriptions of the terms of the Outstanding Securities and of the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Indenture, a copy of which has been incorporated by reference or filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture. Parenthetical section references refer to sections of the Indenture.

GENERAL

      The Outstanding Securities are unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory restrictions, and from sales of assets and investments. The Indenture provides that unsecured debt securities of the Company, without limitation as to aggregate principal amount, may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company. The provisions of the Indenture provide the Company with the ability, in addition to the ability to issue securities with terms different from those of securities previously issued, to "reopen" a previous issue of a series of securities and to issue additional securities of such series.

      The Outstanding Securities were issued only in registered form and may only be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Outstanding Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

BOOK-ENTRY NOTES

      The Outstanding Securities were issued in the form of one or more global notes (each, a "Book-Entry Note"), which were deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, Book-Entry Notes may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any nominee to a successor of DTC, or a nominee of such successor.

      DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for Participants and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own interests in securities held by DTC only through Participants.

      Upon the issuance by the Company of a Book-Entry Note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Outstanding Securities represented by such Book-Entry Note to the accounts of Participants. Ownership of beneficial interests in a Book-Entry Note will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in Book-Entry Notes will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants), or by Participants or persons that may hold interests through Participants (with respect to beneficial interests of beneficial ownership). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such law may impair the ability to transfer beneficial interests in Book-Entry Notes.

      So long as DTC or its nominee is the registered owner of the Book-Entry Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Outstanding Securities represented by such Book-Entry Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes will not be entitled to have Outstanding Securities represented by such Book-Entry Notes registered in their names, will not receive or be entitled to receive physical delivery of such Outstanding Securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

      Principal and interest payments on the Outstanding Securities represented by one or more Book-Entry Notes will be made by the Company to DTC or its nominee, as the case may be, as the registered owner of the related Book-Entry Note or Notes. The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of Book-Entry Notes, will credit immediately the accounts of the related Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Book-Entry Notes as shown on the records of DTC. Neither the Company nor the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Company also expects that payments by Participants to owners of beneficial interests in Book-Entry Notes held through such Participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name." Such payments will be the responsibility of such Participants.

      If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depositary is not appointed by the Company within 90 days, the Company will issue Outstanding Securities in certificated form in exchange for beneficial interests in the Book-Entry Notes. In addition, the Company may at any time determine not to have its Outstanding Securities represented by one or more Book-Entry Notes, and, in such event, will issue Outstanding Securities in certificated form in exchange for beneficial interests in Book-Entry Notes. In any such instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery in certificated form of Outstanding Securities equal in principal amount to such beneficial interests and to have such Outstanding Securities registered in its name. Outstanding Securities so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

      Any certificated Outstanding Securities presented for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by a written instrument or instruments of transfer (in a form satisfactory to the Company and the Trustee) duly executed by, the registered holder or his attorney duly authorized in writing.

SAME-DAY SETTLEMENT AND PAYMENT

      All payments of principal and interest on Outstanding Securities represented by Book-Entry Notes will be made by the Company in immediately available funds.

      Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Outstanding Securities are expected to trade in the

Same-Day Funds Settlement System of DTC, and, to the extent that secondary market trading activity in the Outstanding Securities is effected through the facilities of DTC, such trades will be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Outstanding Securities.

PAYMENTS OF PRINCIPAL AND INTEREST

      Principal of and interest on the Outstanding Securities will be payable at the office or agency of the Company to be maintained in the Borough of Manhattan, The City of New York, initially at the principal corporate trust office of the Trustee, 101 Barclay Street, Corporate Trust Services Window, Lobby Level, New York, New York; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of holders of Outstanding Securities. Notwithstanding the foregoing, payments of principal and interest on Book-Entry Notes will be made as described above.

REDEMPTION

      The Outstanding Securities offered hereby are not redeemable by the Company at any time prior to maturity and are not subject to any sinking fund or other analogous provision.

SUMMARY OF CERTAIN PROVISIONS OF INDENTURE

Payment and Paying Agents. Payment of principal of and premium, if any, on the Outstanding Securities will be made in United States dollars against surrender of such Outstanding Securities at the principal corporate trust office of the Trustee in The City of New York. Payment of any installment of interest on the Outstanding Securities will be made to the person in whose name such Outstanding Securities are registered at the close of business on the Record Date for such interest payment. Payments of such interest will be made at the principal corporate trust office of the Trustee in The City of New York, or by a check mailed to the holder at such holder's registered address (Section 2.01 and 5.02). Notwithstanding the foregoing, payments of principal and interest on Book-Entry Notes will be made as described above.

Limitations on Liens. The Company has agreed that it will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in, any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that each series of Securities issued under the Indenture (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on, or security interest in, any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (Section 5.04).

Limitations on Mergers and Sales of Assets. The Company has agreed that it will not enter into a merger or consolidation with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless (i) either the Company is the continuing corporation, or the successor corporation (if other than the Company) expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the Indenture (in which case, except in the case of such a lease, the Company will be discharged therefrom) and (ii) immediately thereafter, the Company or the successor corporation (if other than the Company) would not be in default in the performance of any covenant or condition of the Indenture (Sections 5.05 and 14.01).

Certain Definitions. The term "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions: (i) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year. The term "Subsidiary" means any corporation of which securities (excluding securities entitled to vote for directors only by reason of the happening of a contingency) entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by the Company, or one or more Subsidiaries, or by the Company and one or more Subsidiaries. The term "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of such definition, capital stock which carries only the right to vote conditioned on the happening of any event shall not be considered voting stock whether or not such event shall have happened (Sections 1.02 and 5.04).

 Modification of the Indenture. The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Securities, to establish, among other things, the form and terms of any series of the Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities of such series to be affected, provided that no such modification will (i) extend the fixed maturity of any Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which the Securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all Securities of such series then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee (Sections 13.01 and 13.02).

Defaults. The Indenture provides that events of default with respect to any series of Securities will be (i) default for 30 days in payment of interest upon any Security of such series; (ii) default in payment of principal (other than a sinking fund installment) or premium, if any, on any Security of such series;
(iii) default for 30 days in payment of any sinking fund installment when due by the terms of the Securities of such series; (iv) default, for 90 days after notice, in performance of any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than such series); and (v) certain events of bankruptcy or insolvency (Section 6.01). If an event of default with respect to Securities of any series should occur and be continuing, either the Trustee or the holders of 25% in the principal amount of outstanding Securities of such series may declare each Security of that series due and payable (Section 6.02). The Company is required to file annually with the Trustee a statement of an officer as to the fulfillment by the Company of its obligations under the Indenture during the preceding year (Section 5.06).

      No event of default with respect to a single series of Securities issued under the Indenture (and any supplemental indenture) necessarily constitutes an event of default with respect to any other series of Securities (Section 6.02).

      Holders of a majority in principal amount of the outstanding Securities of any series will be entitled to control certain actions of the Trustee under the Indenture and to waive certain past defaults with respect to such series (Section 6.02 and 6.06). Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of Securities, unless one or more of such holders of Securities shall have offered to the Trustee reasonable security or indemnity (Section 10.01).

      If an event of default occurs and is continuing with respect to a series of Securities, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of Securities of such series (Section 6.05).

      The right of any holder of any series of Securities to institute action for any remedy (except such holder's right to enforce payment of the principal of, premium, if any, and interest on such holder's Security when due) will be subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in principal amount of the Securities of that series outstanding to take action, and an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing (Section 6.07).

Defeasance. The following provisions of the Indenture are applicable to the Outstanding Securities. The Company (a) will be deemed to have paid and discharged the entire indebtedness on all outstanding Outstanding Securities ("defeasance and discharge") or (b) will cease to be under any obligation (other than to pay when due the principal of, premium, if any, and interest on, the Outstanding Securities) with respect to the Outstanding Securities ("covenant defeasance"), at any time prior to Maturity, when the Company has deposited with the Trustee, in trust for the benefit of the holders (i) funds sufficient to pay all sums due for principal of, premium, if any, and interest on, the Outstanding Securities as they shall become due from time to time, or (ii) such amount of direct obligations of, or obligations the payment of which is unconditionally guaranteed by, the full faith and credit of the United States of America, as will or will together with the income thereon without consideration of any reinvestment thereof be sufficient to pay all sums due for principal of, premium, if any, and interest on, the Outstanding Securities as they shall become due from time to time. In addition to the foregoing, covenant defeasance with respect to the Outstanding Securities, but not defeasance and discharge, is conditioned upon the Company's delivery to the Trustee of an opinion of counsel to the effect that the holders of the Outstanding Securities will have no Federal income tax consequences as a result of such deposit. Upon defeasance and discharge, the Indenture will cease to be of further effect with respect to the Outstanding Securities and the holders of Outstanding Securities shall look only to the deposited funds or obligations for payment. Upon covenant defeasance, however, the Company will not be relieved of its obligation to pay when due principal of, premium, if any, and interest on, the Outstanding Securities if not otherwise paid from such deposited funds or obligations. Notwithstanding the foregoing, certain obligations and rights under the Indenture with respect to compensation, reimbursement and indemnification of the Trustee, optional redemption, mandatory and optional sinking fund payments, if any, registration of transfer and exchange of the Outstanding Securities, replacement of mutilated, destroyed, lost or stolen Outstanding Securities and certain other administrative provisions will survive defeasance and discharge and covenant defeasance (Section 11.03 and 11.04).

      Under current Federal income tax law, there is a substantial risk that the defeasance and discharge contemplated in the preceding paragraph could be treated as a taxable exchange of the Outstanding Securities for an interest in the trust. As a consequence, each holder of the Outstanding Securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and the holder's tax basis for the securities deemed exchanged. Thereafter, each holder would be required to include in income his share of any income, gain and loss recognized by the trust. Although a holder could be subject to Federal income tax on the deemed exchange of the defeased Outstanding Securities for an interest in the trust, such holder would not receive any cash until the maturity of such Outstanding Securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the Federal income tax law.

Concerning the Trustee. BNY is the Trustee under the Indenture. The Company has and may from time to time in the future have banking relationships with the Trustee in the ordinary course of business.

TERMS OF THE OUTSTANDING SECURITIES

      THE 10-YEAR NOTES. The 10-Year Notes are limited to $100,000,000 in aggregate principal amount, will mature on December 1, 2005, and bear interest at the rate of 6 1/4% per annum. Such interest is payable semiannually on June
1 and December 1 of each year, commencing December 1, 1996, to the persons in whose names the 10-Year Notes are registered at the close of business on the May 15 and November 15, respectively, preceding the payment date.

      THE 30-YEAR NOTES. The 30-Year Notes are limited to $100,000,000 in aggregate principal amount, will mature on December 1, 2025, and bear interest at the rate of 7% per annum. Such interest is payable semiannually on June 1 and December 1, commencing December 1, 1996, to the persons in whose names the 30-Year Notes are registered at the close of business on the May 15 and November 15, respectively, preceding the payment date.

                                 USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Outstanding Securities offered hereby. All offers and sales of Outstanding Securities pursuant to this Prospectus will be for the account of Smith Barney in connection with secondary resales and/or market-making transactions.

                            MARKET-MAKING ACTIVITIES

      This Prospectus may be used by Smith Barney in connection with offers and sales of the Outstanding Securities in secondary resales and/or in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Outstanding Securities and may discontinue its market-making activities at any time without notice, at its sole discretion.

      Smith Barney, a member of the National Association of Securities Dealers, Inc. (the "NASD") and an affiliate of the Company, will participate in offers and sales of the Outstanding Securities covered by this Prospectus. Accordingly, such offers and sales will conform with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the NASD.

                             SELLING SECURITYHOLDER

      Smith Barney, an indirect wholly owned subsidiary of the Company, currently holds $____________ of the 10-Year Notes and $________________ of the 30-Year Notes. Smith Barney intends to sell such Outstanding Securities from time to time in secondary resales and/or in connection with its market-making activities. In the course of its market-making activities, Smith Barney may also acquire additional Outstanding Securities from time to time. Smith Barney has no obligation to make a market in any of the Outstanding Securities and may discontinue its market-making activities at any time without notice. See "Market-Making Activities" above. Because Smith Barney expects to make a market in the Outstanding Securities, the amount of Outstanding Securities to be offered by it hereby from time to time, as well as the amount of Outstanding Securities it may hold at any time, are not determinable.

                                  ERISA MATTERS

      By virtue of the Company's affiliation with certain of its subsidiaries, including insurance company subsidiaries and Smith Barney, that provide services to many employee benefit plans, including investment advisory and asset management services, the Company and any direct or indirect subsidiary of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if the Outstanding Securities are acquired by an employee benefit plan with respect to which the Company or any direct or indirect subsidiary of either of them is a party in interest, unless such securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Outstanding Securities should consult with its legal counsel.

                                  LEGAL MATTERS

      The continuing validity of the Outstanding Securities will be passed upon for the Company by Charles O. Prince, III, General Counsel of the Company, Travelers Group Inc., 388 Greenwich Street, New York, New York 10013. Mr. Prince, Executive Vice President, General Counsel and Secretary of the Company, beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's common stock.

                                     EXPERTS

      The consolidated financial statements and schedules of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements and schedules refer to changes in the Company's methods of accounting for certain investments in debt and equity securities in 1994 and methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993. The preacquisition consolidated financial statements of The Travelers Corporation and subsidiaries as of December 31, 1993 and for the year then ended included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated by reference herein, in reliance upon the report which includes an explanatory paragraph referring to changes in the method of accounting for reinsurance in 1993 (also incorporated by reference herein) of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of said firm as experts in accounting and auditing. The combined financial statements as of and for the year ended December 31, 1995 and 1994 of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries included in the Company's Current Report on Form 8-K dated April 2, 1996, as amended, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

ITEM 14.  Other Expenses of Issuance and Distribution.

             SEC registration fee...........................      $   100
             Printing.......................................       50,000
             Fees of Independent Certified Public Accountants      15,000
             Miscellaneous expenses.........................       10,000
                                                                  -------

                 Total expenses.............................      $75,100
                                                                  =======

          Except for the SEC registration fee, all of the foregoing are estimates.


ITEM 15.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article V of the Company's By-laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16.    Exhibits.

Exhibit
Number      Description
- -------     -----------
4.01        Indenture, dated as of March 15, 1987 between Primerica Corporation, a New Jersey corporation ("old Primerica") and The Bank of New York, as Trustee (the "Trustee"), incorporated by reference to Exhibit
            4.01 to the Registrant's Registration Statement on Form S-3 (File
            No. 33-55542).

4.02 First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc. ("Primerica Holdings") and the Trustee, incorporated by reference to Exhibit
            4.02 to the Registrant's Registration Statement on Form S-3 (File No. 33-55542).

4.03 Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings and the Trustee, incorporated by reference to
            Exhibit 4.03 to the Registrant's Registration Statement on Form S-3 (File No. 33-55542).

4.04 Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, the Company and the Trustee, incorporated by reference to Exhibit 5 to the Registrant's Form 8-A dated December 21, 1992 with respect to its 7 3/4% Notes Due June 15, 1999 (File No. 1-9924).

4.05        Form of 6 1/4% Note due December 1, 2005.

4.06        Form of 7% Note due December 1, 2025.

5.01        Opinion of Counsel as to legality of securities being registered.

12.01 Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and Exhibit 12.01 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 1-9924).

23.01       Consent of KPMG Peat Marwick LLP,  Independent  Certified  Public
            Accountants.

23.02       Consent of Coopers & Lybrand, L.L.P., Independent Accountants.

Exhibit
Number      Description
- -------     -----------
23.03       Consent of KPMG Peat Marwick  LLP,  Independent  Certified  Public
            Accountants.

23.04       Consent of Counsel (included in Exhibit 5.01).

24.01       Powers of Attorney of certain directors of the Company.

28.01 Information from Reports Furnished to State Insurance Regulatory Authorities. Schedule P of the Combined Annual Statement of The Travelers Insurance Group Inc. and its affiliated property and casualty insurers incorporated by reference to Exhibit 28.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-9924).

ITEM 17.    Undertakings.

      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 30th day of May, 1996.

                                              TRAVELERS GROUP INC.
                                              (Registrant)


                                              By: /s/ James Dimon
                                                  ---------------------
                                                    James Dimon
                                                    President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of May, 1996.


      Signature                        Capacity

/s/  Sanford  I.  Weill                Chairman of the Board,  Chief Executive
- ------------------------               Officer   and    Director    (Principal
     Sanford I. Weill                  Executive Officer)


/s/  Heidi G. Miller                   Senior   Vice   President   and   Chief
- ------------------------               Financial Officer (Principal  Financial
     Heidi G. Miller                   Officer)


/s/ Irwin R. Ettinger                  Executive   Vice  President  and  Chief
- ------------------------               Accounting      Officer      (Principal
    Irwin R. Ettinger                  Accounting Officer)

            *
- ---------------------------
    C. Michael Armstrong               Director

            *
- ---------------------------
    Kenneth J. Bialkin                 Director

            *
- ---------------------------
     Edward H. Budd                    Director

           *
- ---------------------------
   Joseph A. Califano, Jr.             Director

          *
- ---------------------------
   Douglas D. Danforth                 Director

          *
- ---------------------------
   Robert F. Daniell                   Director

/s/ James Dimon
- ----------------------------              Director
       James Dimon

            *
- ---------------------------               Director
   Leslie B. Disharoon

            *
- ---------------------------               Director
     Gerald R. Ford

            *
- ---------------------------               Director
    Ann Dibble Jordan

            *
- ---------------------------               Director
      Robert I. Lipp

            *
- ---------------------------               Director
     Dudley C. Mecum

             *
- ---------------------------               Director
   Andrall E. Pearson

            *
- ---------------------------               Director
    Frank J. Tasco

            *
- ---------------------------
    Linda J. Wachner                      Director


            *
- ----------------------------              Director
   Joseph R. Wright, Jr.

           *
- ----------------------------              Director
      Arthur Zankel



*  By: /s/ James Dimon
      ---------------------
        James Dimon
        Attorney-in-fact

                                     EXHIBIT INDEX

Exhibit
Number      Description
- -------     -----------
4.01        Indenture, dated as of March 15, 1987 between Primerica Corporation, a New Jersey corporation ("old Primerica") and The Bank of New York, as Trustee (the "Trustee"), incorporated by reference to Exhibit
            4.01 to the Registrant's Registration Statement on Form S-3 (File
            No. 33-55542).

4.02 First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc. ("Primerica Holdings") and the Trustee, incorporated by reference to Exhibit
            4.02 to the Registrant's Registration Statement on Form S-3 (File No. 33-55542).

4.03 Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings and the Trustee, incorporated by reference to
            Exhibit 4.03 to the Registrant's Registration Statement on Form S-3 (File No. 33-55542).

4.04 Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, the Company and the Trustee, incorporated by reference to Exhibit 5 to the Registrant's Form 8-A dated December 21, 1992 with respect to its 7 3/4% Notes Due June 15, 1999 (File No. 1-9924).

4.05        Form of 6 1/4% Note due December 1, 2005.

4.06        Form of 7% Note due December 1, 2025.

5.01        Opinion of Counsel as to legality of securities being registered.

12.01 Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and Exhibit 12.01 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 1-9924).

23.01       Consent of KPMG Peat Marwick LLP,  Independent  Certified  Public
            Accountants.

23.02       Consent of Coopers & Lybrand, L.L.P., Independent Accountants.

23.03       Consent of KPMG Peat Marwick  LLP,  Independent  Certified  Public
            Accountants.

23.04       Consent of Counsel (included in Exhibit 5.01).

24.01       Powers of Attorney of certain directors of the Company.

28.01 Information from Reports Furnished to State Insurance Regulatory Authorities. Schedule P of the Combined Annual Statement of The Travelers Insurance Group Inc. and its affiliated property and casualty insurers incorporated by reference to Exhibit 28.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-9924).